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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants of Davel Communications, Inc., we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 2002 in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Davel Communications, Inc. (Registration Statement) filed with the Securities and Exchange Commission. As independent certified public accountants of PhoneTel Technologies, Inc., we hereby consent to the reference to our firm under the caption "Experts" and the use of our report dated February 19, 2002 in the Registration Statement.



                                     /s/ AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida
May 8, 2002